EXHIBIT 21


                      SUBSIDIARIES OF THIRD CENTURY BANCORP

         Subsidiaries  of Third Century  Bancorp:

                Name                              Jurisdiction of Incorporation
Mutual Savings Bank                                          Indiana
Mutual Financial Services, Inc.                              Indiana